Exhibit 10.12

Patent Licensing and Technology Transfer Agreement

專利授權技術移轉契約

This Patent Licensing and Technology Transfer Agreement (“Agreement”) is executed by and between EG BioMed CO., LTD. (“Party A”) and Yong Ding Biopharm Co., Ltd. (“Party B”).

本專利授權技術移轉契約（以下簡稱「本契約」）係由 愛立基生醫股份有限公司 (以下簡稱「甲方」)與 永鼎醫藥股份有限公司 (以下簡稱「乙方」)簽署。

WHEREAS, Party A owns methylation analysis technology for application in breast cancer (including U.S. Patent Application No. 17/053,688, Europe Patent Certificate No. 3790984, China Patent Application No. 201980031343.5, Taiwan Patent Certificate No. I721414 and other Patent in Asian countries, as listed in Attachment 1) and the relevant know-how, and agrees to have the aforesaid patent(s) and relevant know-how be licensed to Party B. The Parties hereby execute this Agreement and agree to the following:

茲因甲方擁有核心甲基化分析技術-乳癌應用專利（包含美國專利申請號17/053,688，歐洲專利號 3790984，中國專利申請號 201980031343.5，台灣專利號 I721414 ，及其他亞洲國家的專利，如附件一所示）與相關專門技術，並同意將前述專利與相關專門技術授權乙方實施。甲、乙雙方特立本契約，並同意條件如下，為甲、乙雙方共同信守：

I.	DEFINITIONS

定義

1.	Licensed Patent and Know-How: refers to the patents covering methylation analysis technology for application in breast cancer (“Licensed Patent”) and the know-how (“Licensed Know-How”) related to such patents, as set forth in Attachment I.

本授權專利與專門技術：係指核心甲基化分析技術-乳癌應用之專利（下稱「本授權專利」）及該專利相關之專門技術（下稱「本授權技術」），如附件一所示。

2.	Product: refers to products produced by using Licensed Patent and Know-How.

本產品：係指使用實施本授權專利與專門技術生產之產品。

3.	Party A’s Technical Data: refers to documents, data, records, drawings, reports, writings, publications, application materials, etc. produced by the use of the Licensed Patent and Know-How, regardless of whether they are registered or unregistered trademarks, copyrights, patents, or any intellectual properties.

甲方技術資料：係指利用本授權專利與專門技術產出之相關文件、數據、紀錄、繪圖、報告、著作、出版、申請資料等，不論其是否取得商標權、著作權、專利權或任何智慧財產之登記與註冊。

4.	Clinical Trialists: refers to the organizations, trialists and researchers who conduct clinical trials.

臨床試驗人員：係指進行臨床試驗之機構、試驗主持人與研究人員。

5.	Party B’s Participating Researchers: refers to Party B’s personnel who are involved in the cooperation and/or sole development of the Product.

乙方參與研究人員：係指乙方參與本產品合作及/或單獨開發之人員。

6.	Quarterly: refers to the following periods in each calendar year: “January through March,” “April through June,” “July through September,” and “October through December”.

每季：係指每年國曆「一月到三月」、「四月到六月」、「七月到九月」及「十月到十二月」。

7.	Gross Sales: refers to the gross sales revenue generated from the sale of the Product by Party B, Party B’s affiliates, Party B’s commissioned sales agents, distributors or agents, or similarly related persons, without deduction of the sales return allowances.

銷售總額：係指乙方、乙方關係企業、乙方委託銷售商、經銷商或代理商或相類關係之人販售本產品所生之收入總額，且毋庸扣除銷售退貨折讓。

II.	SCOPE of LICENSE/JOINT DEVELOPMENT

授權內容與合作開發

1.	In order to cooperate in the development of the Product, Party A agrees to sub-license the Licensed Patent and Know-How to Party B in accordance with the following conditions:

為共同合作開發本產品，甲方同意依下列條件就本授權專利與專門技術授權予乙方：

(1)	Licensed Patent and Know-How: Licensed Patent and know-how thereof.

授權專利／技術：本授權專利與專門技術。

(2)	Scope of License: use of the Licensed Patent and Know-How in the Licensed Territory for manufacturing, offering for sale, selling, using, or importing the Product for the aforementioned purposes.

授權範圍：利用本授權專利與專門技術於授權地區就本產品為製造、為販賣之要約、販賣、使用之行為，或為上述目的而進口本產品。

(3)	Licensed Territory: United States, Europe, and Asia.

授權地區：美國、歐洲和亞洲。

(4)	Licensed Term: see Article IX.

授權期間：依第IX條規定。

(5)	Product of License: Product that are developed on the basis of the Licensed Patent and Know-How.

產品範圍：利用本授權專利與專門技術開發之本產品。

(6)	Method of License: This Agreement is an exclusive license for the Licensed Patent and Licensed Know-How, and Party A shall not, either independently or through a third party, manufacture or sell the Product. Since Party A possesses expertise in biomedical sciences, Party B commissions Party A to assist by entrusting a legally authorized manufacturer to produce the Product, with Party B covering the related costs.

授權方式：本契約就本授權專利與本授權技術為專屬授權，甲方不得再自行或授權其他第三人製造或販賣本產品。因甲方具生醫專業，乙方委請甲方協助，由甲方委託合法廠商製造本產品，由乙方支付相關費用。

(7)	Testing Technology: Party A shall provide consulting services, including equipment setup, equipment usage, testing methods, and testing materials, to enable Party B to implement the Licensed Patent and Know-How under this Agreement.

檢測技術：甲方應提供諮詢服務包含設備建置、設備使用、檢測方法及檢測材料等，使乙方得以實施本授權專利與專門技術。

(8)	Priority Rights: During the term of this Agreement, if Party A updates the -Licensed Know-How, Party A agrees that Party B shall have the right of first refusal for the license of such updates in the United States, Europe, and Asia.

優先權：甲方於本合約有效期限內，對本技術如有更新時，甲方同意美國、歐洲及亞洲地區之授權，由乙方取得優先議約之權利。

(9)	Other Service: Party A agrees to assist Party B in laboratory construction, certification application/approval and personnel training, etc.

其他服務：甲方同意協助乙方實驗室建置規劃、認證申請/取得及人員培訓等。

(10)	Party B may use and reproduce Party A’s Technical Data for the purpose of the foregoing affairs.

基於前述目的，乙方得使用、重製甲方技術資料。

2.	Without Party A’s written consent, Party B shall not sublicense its rights under this Agreement to a third party or disclose Party A’s Technical Data to a third party. However, Party B may sublicense such rights to its parent company with prior written notice to Party A.

非經甲方書面同意，乙方不得將其在本契約中之權利再轉授權予第三人，亦不得將甲方技術資料揭露予第三人。但乙方得將本契約之權利轉授權予其母公司，並於事前書面通知甲方。

3.	If Party B wishes to commission a third party to develop or manufacture the Product, it shall notify Party A in writing at least fifteen (15) days prior to the commissioning of the third party and provide Party A with the commissioning contract; Party A shall not refuse Party B’s commissioning of the third party without justifiable reasons. Party B shall bear all the commissioning fees and costs, be responsible for the commissioning of the development or manufacturing process, and ensure that the third party to carry out the relevant services in accordance with the provisions of this Agreement. If there is any violation of this Agreement by the third party commissioned by Party B, Party B shall be deemed to have violated this Agreement.

如乙方欲委託協力廠商就本產品進行開發或製造，應於委託協力廠商前至少十五(15)日，以書面通知甲方，並提供委託合約書予甲方；甲方無正當理由，不得拒絕乙方委託協力廠商。乙方應自行承擔所有委託費用與成本，負責委託開發或製造的相關進程，並確保協力廠商依本契約之規定進行相關服務。如乙方委託之協力廠商有任何違反本契約之處，視為乙方違反本契約。

III.	DEVELOPMENT of the PRODUCT

本產品開發

1.	Party A and Party B agree to develop the Product in accordance with the Licensed Patent and Know-How and Party A’s Technical Data.

甲、乙雙方同意根據本授權專利與專門技術和甲方技術資料開發本產品。

2.	Party B shall bear the expenses, costs, taxes and fees incurred during the period of co-development, including but not limited to personnel costs, expenses for purchasing research equipment, materials, medical devices, expenses for domestic and international clinical trial consultation and pre-trial, and expenses for research subjects.

乙方應承擔共同開發期間所生之費用、成本、稅賦及規費，包括但不限於人事費用、購買硏究設備、材料、醫療器材之費用、國內外臨床試驗諮詢及預審之費用、受試者經費等。

3.	Party B shall carry out the co-development and clinical trial of the Product in good faith and with the duty of care of a good administrator, and ensure that Party B’s Participating Researchers shall have considerable professional knowledge and experience and shall comply with the work instructions and specifications agreed by Party A and Party B. If requested by Party A, Party B shall provide the education and experience of Party B’s Participating Researchers, and if Party A considers that Party B’s Participating Researchers are not qualified, Party B shall co-operate with the adjustment. All expenses of Party B’s Participating Researchers, including but not limited to salary, board and lodging, and all other related expenses, shall be borne by Party B.

乙方應秉持誠信原則及善良管理人之注意義務進行本產品之合作開發與臨床試驗，確保乙方參與硏究人員應具備相當專業知識與經驗，且須遵守甲、乙雙方合意之工作指示及規範。如經甲方要求，乙方應提供乙方參與研究人員之學、經歷，如甲方基於合理理由認為乙方參與研究人員不適任，乙方應配合調整。所有乙方參與研究人員之費用，包含但不限於薪資、膳宿費及其他一切相關費用，由乙方自行負擔。

4.	Party B shall submit a report on the Product, including but not limited to the development progress, schedule, research results and data, within fifteen (15) days after the end of each Quarter (or the next business day in the event of a holiday), and Party A shall provide its recommendations within ten (10) days of receipt of the report on the Product.

乙方應於每季結束後十五(15)日（如遇例假日，則順延至次工作日）提交本產品報告，包括但不限於開發進度、時程、硏究成果與數據，甲方應於收到本產品報告後十(10)日內提供建議。

5.	Party A and Party B understand that the co-development and clinical trial of the Product is highly uncertain, if either party encounters difficulties during the execution of this Agreement, the other party shall be informed in writing in advance, and both parties shall consult amicably, and adjust the relevant timeframe in writing, or discuss termination matters.

甲、乙雙方暸解本產品之合作開發與臨床試驗具有高度不確定性，若於本契約執行中，任一方遭遇困難，應提前以書面告知他方，雙方應友善協商，並以書面調整相關時程，或研商終止事宜。

6.	Licensed Patent is delivered to Party B in the state of having been granted patent rights as the time of signing of this Agreement. However, Party A do not warrant that the Licensed Patent will not be challenged by third parties during the term of this Agreement , which could result in extinguishment of the Licensed Patent.

本授權專利係以本合約簽訂時本授權專利已獲得專利權之狀態交付乙方，但甲方不擔保本授權專利於本合約有效期限內不受第三人舉發而致本授權專利消滅之情事。

IV.	License Fees

授權費用

Party B shall pay Party A license fees for the use of the Licensed Patent and Know-How as follows:

乙方因使用本授權專利與專門技術，應向甲方支付授權費用如下：

1.	License Fees and Royalties from selling the Product

銷售產品的授權費和特許權使用費：

(1)	Party B agrees to pay Party A a royalty of 20% of the “Quarterly Gross Sales” of the Product on a quarterly basis during the term of this Agreement.

乙方同意在本契約有效期間內，每季支付甲方按本產品之「每季銷售總額」百分之【二十】計算之本產品權利金。

(2)	When Party B ships or delivers the Product to a third party, or makes it the subject of reciprocal exchange, or transfers it to a third party in any other way for compensation, and to the extent that Party B has received the sales price of the Product under the foregoing circumstances, the Product shall be deemed to have been sold, and the royalty on the Product shall be calculated.

乙方將本產品裝船或交付第三人時，或使其為互易之標的時，或以其它任何方式有償轉讓予第三人時，且於前述情形乙方已取得本產品銷售價金時為限，本產品即視為已銷售，而應計算本產品權利金。

(3)	Party B shall, within fifteen (15) business days after the end of each quarter, notify Party A in writing of the total quarterly sales for the previous quarter, the actual amount of sales received, and the royalty of the Product calculated based on the two. Party A shall confirm the amount within five (5) business days after receiving the notification from Party B. Party A shall promptly raise any doubts and may request Party B to produce relevant certificates. Party B shall pay the royalty of the Product for that quarter within ten (10) days after Party A completes the confirmation and Party B receives the invoice from Party A. If Party B has not received the full sales price of the total sales amount for each quarter before the payment due date, Party B may first calculate and pay the royalty based on the actual sales amount received, and then, within twenty (20) days after the receipt of the remaining sales amount, request Party A to confirm and issue an invoice, and then Party B shall pay the corresponding royalty for the Product within ten (10) days after Party B receives Party A’s invoice.

乙方應於每季結束後十五（15)個工作日內，以書面通知甲方前季之每季銷售總額、實際收到銷售金額及根據二者計算之本產品權利金。甲方應於接獲乙方通知後五（5)個工作日內確認，如有疑義應即時提出，並得要求乙方出具相關證明。乙方應於甲方確認完成後，且乙方接獲甲方發票後十(10)日內，支付該季之本產品權利金。若乙方於付款期限屆至前尚未收到每季銷售總額之全部銷售價金，乙方得先根據實際收到銷售金額計算暨支付本產品權利金，並於嗣後收到剩餘銷售金額後二十(20)日內，請甲方確認並開立發票，由乙方接獲甲方發票後十(10)日內支付相應之本產品權利金。

2.	Fees of the Licensed Patent and Know-How

本授權專利與專門技術費用：

(1)	During the term of this Agreement, Party B shall bear the patent application fee (if any) and patent maintenance fee (including but not limited to the patent listed in Attachment I) arising from the Licensed Patent. Party B agrees that Party A has the right to take all necessary maintenance and operation procedures for the Licensed Patent at its sole discretion.

本契約有效期間，本授權專利之專利申請費及專利維護費（包含但不限於附件一所列專利），由乙方負擔。但乙方同意甲方有權自行決定對本授權專利採取各項必要之維護及作業手續。

(2)	During the term of this Agreement, Party B shall bear the patent application fee (if any) and patent maintenance fee (including but not limited to the patents listed in Attachment I) arising from the Licensed Patent and the relevant and derivative patent(s) derived from the development on the basis of the Licensed Patent and Know-How. Party B shall pay the relevant fees on its own or within twenty (20) days after receiving notice of payment from Party A.

本契約有效期間，本授權專利與基於本授權專利與專門技術開發所生之相關專利，衍生之專利申請費用（如有申請產生）及專利維護費（包含但不限於附件一所列專利），由乙方負擔。乙方應自行或於接獲甲方通知付款後二十(20)日內支付相關費用。

(3)	The amount payable by Party B to Party A under this Agreement shall be paid in full by remittance to the account designated by Party A as follows, without deduction of handling or other fees, and Party B shall notify Party A after remittance of such amount

乙方依本契約應支付甲方之款項應以匯款全額支付至下列甲方指定帳戶，不得扣除手續費或其他費用，並應於匯款後通知甲方。

Bank [KGI BANK]	匯款銀行[凱基銀行]
Name of Account [EG BioMed CO., LTD.]	戶名 [愛立基生醫股份有限公司]
Account No. [60200100001325]	匯款帳號[60200100001325]

V.	Audit

帳冊查核

1.	Party B shall, in accordance with the law, properly prepare and keep for at least five years the books, information, invoices and relevant certificates of each income from the sale of the Product. Party A may, after notifying Party B, assign its staff or accountant to Party B to check the previously mentioned books, information and certificates. However, the previously mentioned inspection shall be limited to once a year and shall be conducted during Party B’s general business hours, and Party A shall bear the cost of inspection at its own expense. Party B shall provide all necessary assistance to Party A’s inspection and shall allow Party A to make photocopies or transcripts of the books, information and certificates related to the Product.

乙方應依法妥善製作販賣本產品每一筆收入之帳冊資料、發票及有關憑證，並保存至少五年。甲方得於通知乙方後指派其員工或會計師至乙方查核前述帳冊、資料及憑證。但前述查核每年以一次為限，並應於乙方一般營業時間內為之，且由甲方自行負擔查核費用。乙方對甲方之查核行為應給予一切必要之協助，並應允許甲方影印或抄錄與本產品有關之帳冊、資料及憑證。

2.	From the date of sale of the Product by Party B, Party B shall prepare a sales report of the Product (It should include the production record, number of units sold, and the royalty on the Product.) on an annual basis (based on calendar year) and shall deliver such report to Party A within twenty (20) days after the expiration of the finalization date of the royalties for the last quarter of the year. Party B shall bear the cost of producing such report.

自乙方銷售本產品之日起，乙方應每年(依曆計算)製作本產品之銷售報告（應包含本產品之生產紀錄、銷售單位數及本產品權利金等），並應於該年最末季之權利金決算日屆滿後二十(20)日內，將該報告交付甲方。有關製作該報告之費用，由乙方負擔。

3.	Both parties shall be responsible for maintaining the confidentiality of the other party’s confidential information, including but not limited to books, data and certificates, known or held by the other party as a result of the provisions of this Article.

甲、乙雙方對於因本條約定而知悉或持有他方之機密資料，包含但不限於帳冊、資料及憑證，應負保密之責任。

VI.	Intellectual Property Rights

智慧財產權

1.	The R&D and intellectual property results existing prior to the signing of this Agreement shall remain the property of each party.

甲、乙雙方於簽訂本契約前既有的研發與智慧財產權成果，仍各自歸屬其所有。

2.	Both parties fully recognize and agree that Party A holds the legal rights to the copyright, patent, trade secret, and other intellectual property rights and interests in the information disclosed in the Licensed Patent and Know-How.

甲、乙雙方充分認知並同意，甲方擁有「本授權專利與專門技術」所揭露資訊之著作權、專利權、營業秘密等智慧財產權之合法使用權與其他權益。

3.	If Party B requests to apply for the licensing recordation of the Licensed Patent, Party A shall be responsible for the recordation procedures, and Party B shall provide the necessary assistance. Party B shall bear all the costs required for recordation.

如乙方要求辦理本授權專利之授權登記時，所須之登記手續應由甲方負責辦理，乙方應提供必要之協助，但登記所須之一切費用悉由乙方負擔。

4.	Party B may not apply to any authority of any country for a patent or any other intellectual property right in the whole or any part of the Licensed Patent or Licensed Know-How or in any modification of the Licensed Patent or Licensed Know-How. The relevant patents, research results, clinical data and information derived from the development on the basis of the Licensed Patent and Know-How are the property of Party A. Party B shall label the Product with “Technology of EG BioMed ” or other similar words when selling the Product. Other than this, Party B shall not use other registered trademarks and other marks of Party A.

乙方不得「將『本授權專利』或『本專門技術』之全部或一部」、或是「修改『本授權專利』或『本專門技術』後」向任何國家有關機關申請專利權或其他智慧財產權。乙方基於本授權專利或本專門技術之全部或一部所衍生、延伸、改良、附加之智慧財產及所開發之相關專利、硏究成果、臨床治療數據與資料，均歸屬甲方所有。乙方銷售本產品時應標註【愛立基】之技術產出」或其它相類似文字。除此以外，乙方不得使用甲方其它註冊商標及其他標章。

VII.	Confidentiality Obligations

保密義務

1.	The term “Confidential Information” as used in this Agreement means any information disclosed by the Disclosing Party （Party A or Party B） to the other party (hereinafter referred to as the Recipient) during the term of this Agreement in accordance with the purposes of this Agreement, including, but not limited to, information, techniques, methods, know-how, designs, market intelligence, samples, specifications, capacities, processes, efficacies, processing programs, equipment, software, hardware, databases, market development plans, R&D projects, articles and documents, related to research and development, business, operations, sales, finance, products, costs, pricing, quotations, and payment terms, information, data and results obtained through testing and analysis of samples supplied by the Disclosing Party, and the electronic files, copies, printed copies or verbal disclosure of such information, shall be Confidential Information as governed in this Agreement. All research results, clinical data and information generated by Party A and Party B in the performance of this Agreement and/or in connection with the joint development of the Product shall also be Confidential Information governed under this Agreement.

本契約所稱之「機密資訊」系指於本契約有效期間依據本契約目的，由揭露方（甲方或乙方）揭露予他方（以下簡稱接受方）之任何資訊，包括但不限於涉及研發、商業、營業、銷售丶財務、產品、成本費用、價格、報價及付款條件的資料、技術、方法、Know-How、設計、市場情報、樣品、規格、產能、製程、功效、加工程式、設備、軟體、硬體、資料庫、市場開發計畫、研發項目、物品和文件，通過對揭露方所提供之樣品進行測試和分析所得到的資訊、資料和結果以及該等資訊之電子檔案、副本、列印本或以口頭方式揭露等，均屬本契約所規範之機密資訊。甲、乙雙方為履行本契約及/或因合作開發本產品所產生之所有研究成果、臨床治療數據及資料，亦為本契約規範之機密資訊。

2.	The Recipient shall not disclose the Confidential Information to any third party without the written consent of the Disclosing Party; the Recipient’s organization members, employees, consultants, agents, distributors or contractors, may access to the Confidential Information if he/she has a work-related need to know and have entered into a contract with the Recipient with the same obligation of confidentiality. If necessary, the Recipient shall also provide a list of all members who have received Confidential Information at the request of the Disclosing Party. If any of the aforementioned members of the Recipient violates the provisions of this Agreement, the Recipient shall be deemed to be in breach of this Agreement and shall be fully liable for indemnification and other obligations under this Agreement, and shall not be able to rely on the exhaustion of its duty of supervision or any other reasons as an exemption from liability.

接受方未獲揭露方以書面同意，不得將該機密資訊洩漏與任何第三人；然接受方之組織成員、在職員工、顧間、代理人、經銷商或承攬商，如於職務上有必要知悉，且與接受方簽訂有相同保密義務之約定者，得接觸機密資訊。必要時，接受方並應依揭露方之要求，提供所有收受機密資訊之成員清單。若接受方之前述成員違反本契約之約定，視為接受方違約並須依本契約負完全之賠償責任並承擔其他責任，且不得以已盡監督責任或其他任何理由，作為免責之主張。

3.	The Recipient shall not use the Confidential Information for any purpose other than the purpose of this Agreement, nor shall the Recipient copy or reverse engineer the Confidential Information without the written consent of the Disclosing Party.

接受方非經揭露方書面同意，不得就機密資訊有非本契約目的之使用，亦不得複製或反向工程解析機密資訊。

4.	The Recipient shall properly protect the Confidential Information from unauthorized disclosure or use by exercising a duty of care no less than the duty of care to protect its own Confidential Information, and shall not allow access to or acquisition of the Confidential Information by persons whose duties are not related to the Confidential Information, and such duty of care shall not be less than the duty of care of a good administrator.

接受方須以不低於保護自身機密資訊之注意責任妥適保護機密資訊以避免未經授權之揭露或使用，並不應使職務上與該機密資訊無關之人員接觸或取得該機密資訊，且該注意責任程度不得低於善良管理人之注意義務。

5.	When the Recipient learns that Confidential Information has been improperly or unlawfully disclosed, used or utilized, the Recipient shall immediately notify the Disclosing Party in order for the Disclosing Party to take the necessary protective measures, and the Recipient shall provide the relevant information and data and necessary assistance as requested by the Disclosing Party.

當接受方得知機密資訊遭不當或不法揭露、使用或利用時，接受方應立刻通知揭露方，以便揭露方採取必要之保護措拖，接受方並應按揭露方要求提供相關資訊和資料及必要之協助。

6.	All Confidential Information disclosed by the Disclosing Party to the Recipient shall remain the property of the Disclosing Party, and the Recipient shall, upon the request of the Disclosing Party or upon the expiration of the term of this Agreement, or upon the earlier termination or cancellation of this Agreement, immediately return to the Disclosing Party or destroy all of the Disclosing Party’s Confidential Information, including, but not limited to, the related materials, copies and documents. If requested by the Disclosing Party, the Recipient shall provide a written certification or undertaking that all materials, copies and documents relating to all Confidential Information have been returned or destroyed.

所有揭露方揭露予接受方之機密資訊仍屬揭露方所有，接受方應依揭露方要求，或於本契約期間屆滿、本契約提前終止或解除時，立即返還予揭露方或銷毀所有揭露方之機密資訊，包含但不限於相關資料、複印本和文件。如經揭露方要求，接受方應提供所有機密資訊之所有相關資料、複印本和文件已經返還或銷毀之書面證明或承諾書。

7.	Notwithstanding the expiration, termination or cancellation of this Agreement, the Recipient shall be under a duty of confidentiality hereunder and shall indemnify the Disclosing Party against any breach thereof.

縱因本契約屆滿、終止或解除，接受方亦須負本條之保密責任，若有違反，應賠償揭露方之損失。

VIII.	Infringement Liability and Defense Actions

侵權責任與維權行動

1.	Party A agrees that in the event that Party B is accused of infringing a third party’s patent, copyright, trade secret or other intellectual property rights by using, implementing, reproducing, or modifying the Licensed Patent and Know-How in accordance with this Agreement, or by manufacturing or selling the Product, the parties shall jointly handle the dispute, and the related costs (including but not limited to attorney’s fees) and shall be borne by Party A.

甲方同意如乙方依本契約約定使用、實施、重製、修改本授權專利與專門技術，或因製造或販賣本產品，致被指控侵害第三人之專利權、著作權、營業機密或其他智慧財產權時，由甲、乙雙方共同處理爭議，相關費用（包含但不限於律師費）由甲方負擔。

2.	If Party B exercises the Licensed Patent and Know-How in accordance with this Agreement and is found to have infringed on the rights of a third party and damage occurs, Party A shall indemnify Party B, including: (1) return the royalties, license fee and all other fees paid by Party B, and (2) indemnify Party B including, but not limited to, attorney’s fees, litigation costs and settlement costs, etc. (provided that the amount of indemnification shall be limited to the total amount paid by Party B at the time of the occurrence of the damages). If the damage to Party A is caused by factors attributable to Party B, Party B shall indemnify Party A for the damages, including but not limited to attorney fees, litigation costs, and settlement costs (provided that the amount of indemnification shall be limited to the total amount paid by Party B at the time of the occurrence of the damages).

乙方依本契約約定行使本授權專利與專門技術之權利，如被認定侵害第三人之權利並發生損害時，甲方應補償乙方，包括(1)返還乙方已支付的權利金、授權金及其他一切費用，並應(2)賠償包括但不限於律師費用、訴訟費用及和解費用等(惟賠償金額以損害發生時，乙方已給付之總額為限)。如係可歸責於乙方之因素造成甲方損害時，乙方應賠償甲方損害，包括但不限於律師費用、訴訟費用及和解費用等，惟賠償金額以損害發生時，乙方已給付之總額為限。

3.	If Party B is involved in litigation due to the situation in the preceding two paragraphs, Party A shall provide Party B with relevant information, documents, articles and the necessary assistance.

乙方如因前二項之情狀而涉訟時，甲方應提供乙方相關資料文件、物品及必要協助。

4.	If Party B discovers that a third party has infringed upon the rights related to this Agreement, it shall immediately notify Party A. If the aforesaid infringement is related to Party A’s rights, Party A may not only be represented by Party B to claim the rights on behalf of Party A, but Party A may also participate in the litigation to claim for the compensation. If Party B does not intend to take legal actions, Party A may take actions on its own, and Party B shall cooperate fully with Party A’s request and provide the necessary information. The compensation and/or settlements obtained from such third party infringement shall be allocated in proportion to the parties’ participation in the litigation/settlement and the costs incurred.

乙方如發現第三人有侵害本契約相關權利，應立即通知甲方。若前述侵權之情事涉及甲方之權利者，甲方除可由乙方代表其合併主張外，甲方另得參加訴訟以主張損害賠償。若乙方不擬採取法律行動，甲方得自行採取行動，屆時乙方應依甲方之要求全力配合並提供所需資料。因第三人侵權而獲得之賠償及/或和解金，應視甲、乙雙方訴訟/和解參與及成本支出之比例分配。

IX.	Term of this Agreement

有效期間

1.	This Agreement is duly signed by both parties in accordance with the law and shall become effective from the date of completion of the proposed merger transaction between Party B’s parent company (YD Biopharma Limited) and Breeze Holdings Acquisition Corp., with a term of twenty years. If neither party expresses an intention to terminate this Agreement two months prior to the expiration of the term, it will automatically be extended for an additional five years or until the expiration of the Licensed Patent (whichever occurs first).

本契約經甲、乙雙方依法簽章，自乙方之母公司(YD Biopharma Limited)與Breeze Holdings Acquisition Corp.擬議的合併交易完成日起生效，有效期限為20年。如本契約有效期間屆滿前二個月，甲、乙雙方均無終止本契約之意思表示，則本契約自動延展5年或至本授權專利期間屆滿為止（以較早發生者為準）。

2.	If either party recognizes that there has been a significant delay in any stage of the development of this product, or it is determined that it will not be possible to complete the Product within the agreed-upon timeframe, either party may terminate this Agreement by giving thirty (30) days’ written notice to the other party.

如甲、乙雙方確認本產品合作開發之任一階段發生重大延誤，或是確定無法於約定時程完成本產品，任一方得於三十(30)日前以書面通知另一方後，終止本契約。

3.	During the term of this Agreement, if all the Licensed Patent are invalidated, abandoned or expired, the licensed portion of this Agreement relating to the Licensed Know-How shall still be valid, and the license fee for the use of the Licensed Know-How and the royalties for the Product shall be separately negotiated between the two parties.

本契約有效期間內，如本授權專利全部被撤銷、放棄或消滅，本契約涉及本授權技術之授權部分仍然有效，甲、乙雙方就使用本授權技術之授權金、本產品權利金等由雙方另議。

X.	Early Termination

提前終止

1.	In the event of a breach by either party of any of the provisions of this Agreement, the non-fault party may give written notice to the other party to correct the breach within thirty (30) days. In the event of a material breach that is not corrected within the designated period of time, the non-fault party may terminate this Agreement by giving written notice to the other party.

任何一方違反本契約任一條款約定時，無過失之一方得以書面通知他方於三十(30)日內改正。如有重大過失逾期未改正者，無過失之一方得以書面通知他方終止本契約。

2.	Either party may terminate this Agreement by written notice to the other party if any of the following events occurs:

有下列情事發生時，任一方得以書面通知他方終止本契約：

(1)	either party reorganizes or claims or is claimed to be reorganized

任一方重整或聲請或被聲請重整。

(2)	either party is dissolved or resolves to be dissolved or is ordered or ruled to be dissolved

任一方解散或決議解散或被命令或裁定解散。

(3)	either party merges or resolves to merge, becomes bankrupt or claims or is claimed to be declared bankrupt

任一方合併或決議合併，破產或聲請或被聲請宣告破產。

(4)	Either party’s major assets have been seized and the party is unable to pay its debts, or there are substantial facts to prove that there is a risk of the occurrence of the events in this paragraph.

任一方主要資產被查封，無法償還債務，或有相當事實足證有發生本款情事之虞者。

(5)	Either party has delayed payment to the other party or breached the terms and conditions of this Agreement, and after being notified by the other party in writing of the time limit for rectification, fails to comply with the notification to make timely rectification.

任一方延遲支付他方款項或違反本契約約定，經他方以書面通知限期補正後，未依通知適時補正者。

(6)	Either party has committed a material breach of this Agreement, which is difficult to rectify.

任一方嚴重違反本契約約定而難以補正者。

3.	If Party B has made false and inaccurate entries in the sales report, and the circumstance is serious (e.g., the proportion of inaccurate entries reaches more than 15%), Party A may terminate this Agreement by written notice to Party B and Party B shall not sell the Product.

乙方就銷售報告有虛偽不實之記載，情節嚴重(例如不實記載之比例達百分之十五以上)者，甲方得以書面通知乙方終止本契約，乙方不得再行銷售本產品。

4.	If Party A disposes of the Licensed Patent and Know-How for business purposes, causing Party B to be unable to sell the Product in the Licensed Territory, Party B may terminate this Agreement by providing written notice to Party A.

若甲方因業務需求而處分本授權專利與專門技術，致乙方無法於授權地區銷售本產品，乙方得以書面通知甲方終止本契約。

XI.	Effect of Termination

終止效果

1.	Upon termination or cancellation of this Agreement, Party B shall immediately cease to manufacture and sell the Product by itself or by commissioning others, provided that if Party B has specific facts to prove that the Product was manufactured prior to the termination or cancellation of this Agreement, the Product may be continued to be sold for a period of [one] year after the date of termination or cancellation of this Agreement, provided that Party B shall pay Party A the royalties and other charges for the Product in accordance with the provisions of this Agreement.

本契約終止或解除後，乙方應立即停止自行或委託他人製造與銷售本產品，惟若乙方有具體事實足證本產品係於本契約終止或解除前製造完成者，該本產品得於本契約終止或解除日後[一]年內繼續販賣，但乙方仍應依本契約之規定支付甲方本產品權利金等費用。

2.	Upon termination or cancellation of this Agreement, Party B shall, within one month after termination or cancellation, return to Party A the information obtained from Party A (including but not limited to electronic files, photocopies, and handwritten copies).or destroy them in accordance with Party A’s instructions.

本契約終止或解除後，乙方應於終止或解除後一個月內將由甲方所獲得之資料（包括但不限於電子檔、影印本、複本、手抄本）返還甲方，或依甲方指示方式銷毀。

3.	The provisions of Article IV (License Fee), Article V (Audit), Article VII (Confidentiality Obligation), Article VIII (Infringement Liability and Defense Actions), and Article XV (Consensual Jurisdiction) shall not be waived by the termination of this Agreement.

第IV條（授權費用）、第V條（帳冊查核）、第VII條（保密責任）、第VIII條（侵權責任與維權行動）、第XV條（合意管轄）之約定不因本契約終止而免除。

4.	If this Agreement is terminated or cancelled due to the fault of either party, the party who is not at fault may claim compensation from the other party for the damages suffered.

本契約如係因一方之過失而終止或解除時，無過失之一方得向他方請求賠償其所受之損害。

5.	If the Product is determined to be infringing by a final judgment, or if a mediation or settlement is entered into, resulting in the termination of this Agreement, both parties shall be jointly liable for any adverse consequences.

如本產品被確定之終局判決認定侵權、或成立調解或和解，導致須終止本契約，此不利結果由甲、乙雙方共同承擔。

6.	In the event of termination of this Agreement due to the disposition of the Licensed Patent and Know-How under Article X.4, Party A shall distribute the proceeds of the disposition (after deducting the necessary legal, auditing and other professional fees) to Party B in accordance with the proportion of the internationally recognized market share.

若因第X條第4項因處分本授權專利與專門技術以致終止本契約，甲方應將處分所得(扣除必要之律師、審計等專業費用後)，依國際認可之市場份額比例，將所得分配予乙方。

XII.	Violation of this Agreement

違約效果

1.	In the event that Party B fails to fulfill the payment terms of this Agreement or fails to perform according to such terms, Party B shall, in addition to making up the outstanding amount, pay to Party A delay interest at the rate of [5%] per annum on the delayed amount according to the number of days of the delay (if less than one day, counting as one day).

乙方未履行本契約有關付款之約定或不照該約定履行時，乙方除應補足欠款外，並應按遲延日數(不足一日者，以一日計)，就遲延給付之金額，依年利率〔百分之五〕計付遲延利息予甲方。

2.	In the event that Party B’s sales report, Quarterly Gross Sales, or royalties on the Product are incorrectly or inaccurately recorded by 5% or more, Party B shall not only make up for the omission or shortfall in payment, plus interest, but also reimburse Party A for all expenses incurred in connection with such audit.

乙方之銷售報告、每季銷售總額、本產品權利金有錯誤或不實之記載達百分之五以上時，乙方除應補足其漏繳及短繳之金額、加計利息予甲方外，並應補償甲方就該次查核所生之一切費用。

XIII.	Transfer

權義轉讓

1.	Any of the rights and obligations of the parties under this Agreement shall not be assigned or pledged to any third party without the prior written consent of the other party.

甲、乙雙方在本契約中任何之權利及義務，非經他方事前書面同意，不得轉讓或設定質權予任何第三人。

2.	The rights and obligations under this Agreement shall have the same effect on the assignees, successors, authorized persons, and sub-licensees of Party B. Party B shall not cause any harm to the interests of Party A due to assignments, successions, authorizations, or sublicenses; otherwise, it shall be considered a breach of this Agreement.

本契約之權利義務對乙方之受讓人、繼受人、被授權人、再授權人具有同等效力，乙方不得因受讓、繼受、授權行為、轉授權行為而有損甲方之權益，否則視為違反本契約。

XIV.	Modification of this Agreement

契約修改

No additions, deletions or modifications to this Agreement shall be effective unless they are made by mutual agreement in writing.

本契約之增刪或修改，非經甲、乙雙方當事人以書面協議之方式為之，不生效力。

XV.	Severability

一部無效

In the event that any provision of this Agreement is found to be invalid under the law, the remaining provisions shall continue in effect.

本契約部分條款依法被認為無效時，其他條款仍應繼續有效。

XVI.	Consensual Jurisdiction

合意管轄

In the event of litigation arising out of this Agreement, both parties agree that the Taiwan Taipei District Court shall be the court of first instance, and in the case of disputes relating to intellectual property, the Intellectual Property and Commercial Court shall be the court of first instance.

若因本契約而涉訟時，甲、乙雙方同意以臺灣臺北地方法院為第一審管轄法院，如係有關於智慧財產之爭議，則以智慧財產及商業法院為第一審管轄法院。

XVII.	Entire Agreement

完整合意

This Agreement constitutes the entire agreement between the parties in this case. Anything that has been agreed upon by the parties prior to the effective date of this Agreement but was not recorded in this Agreement, shall not be binding on the parties. This Agreement is written in both English and Chinese. In the event of any discrepancy between the two, the Chinese version shall prevail.

本契約及其附件構成甲、乙雙方對契約事項完整之合意。任何於本契約生效前經甲、乙雙方協議而未記載於本契約之事項，對雙方均無拘束力。本契約之內容以中文和英文撰寫，如二者有爭議時，以中文內容為準。

XVIII.	Copies of this Agreement

契約份數

This Agreement is in two copies, Party A and Party B each keeps a copy of this Agreement as the evidence.

本契約壹式貳份，甲、乙雙方各執壹份為憑。

================================下接簽署頁=============================

EG BioMed CO.,LTD. 愛立基生醫股份有限公司
Representative: Shen, Hsieh-Tsung 代表人：沈協聰
By：Shen, Hsieh-Tsung 授權簽約人：沈協聰
Title: Chairman 職稱：董事長
Address:15F-5, No.508, Section 7, Zhongxiao E. Road, Nangang, Taipei 地址：臺北市南港區忠孝東路7段508號15樓之5
Date: 2024.09.30 日期：中華民國113年09月30日
Yong Ding Biopharm Co., Ltd 永鼎醫藥股份有限公司
Representative: Shen, Hsieh-Tsung 代表人：沈協聰 By: Tsai, Chin-Fong 授權簽約人：蔡金峯 Title: Supervisor 職稱：監察人 Address: 17F, No.3, Yuan Qu St., Nangang Dist., Taipei City
地址：臺北市南港區園區街3號17樓
Date: 2024.09.30 日期：中華民國113年09月30日

Attachment I – Licensed Patent and Know-How

附件一 - 本授權專利與專門技術

1.	Licensed Patent (本授權專利)

Title of Patent 專利名稱	Application Country	Application No. 專利申請號	Issue Date	Certificate No. 專利證書號
用於乳癌之早期預測、治療反應、復發及預後監控之方法	Taiwan		2021/03/11	I721414
用于乳癌的早期预测、治疗反应、复发及预后监控的方法	China	201980031343.5
METHODS FOR EARLY PREDICTION, TREATMENT RESPONSE, RECURRENCE AND PROGNOSIS MONITORING OF BREAST CANCER	Korea	10-2020-7035311
	Japan	2020-562713
	Japan	2024-035986
	Singapore	11202011007U
	Malaysia	PI2020005796
	Australia	2019265619
	Europe		2023/11/22	3790984
	United States	17/053,688

2.	Licensed Know-How (本授權技術)

Title of Know-How 技術名稱
1.	METHODS FOR EARLY PREDICTION, TREATMENT RESPONSE, RECURRENCE AND PROGNOSIS MONITORING OF BREAST CANCER